Exhibit 5.1

November 10, 2015

AtriCure, Inc.

7555 Innovation Way

Mason, Ohio 45040

Ladies and Gentlemen:

We have acted as counsel to AtriCure, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Base Prospectus”) relating to the public offering of (1) an unlimited amount of securities to be issued and sold by the Company which may include (i) debt securities (collectively, the “Debt Securities”), (ii) shares (the “Shares”) of common stock of the Company (the “Common Stock”), (iii) shares of preferred stock of the Company (the “Preferred Stock”), (iv) warrants to purchase Common Stock, Debt Securities or other securities of the Company (the “Warrants”), (v) depositary shares representing a fraction or a multiple of a share of a particular series of Preferred Stock (the “Depositary Shares”), and/or (vi) units consisting of more than one of the foregoing securities listed in (i) through (v) (the “Units”) and (2) up to 5,659,984 shares of Common Stock that may be sold by selling security holders named in the Base Prospectus or supplements thereto (the “Selling Securityholder Shares”).

We have, as counsel, examined such corporate records, certificates of public offices and officers of the Company and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates of records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based solely on the examination detailed above, we are of the opinion that:

1.	When (i) all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company has been taken, (ii) the issuance, execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of the Company, and (iii) the due execution, authentication, issuance and delivery of such Debt Securities has been completed, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of an applicable indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	When (i) in the case of Shares issued by the Company, the terms of the issuance and sale of the Shares shall have been duly authorized by all necessary corporate action of the Company and/or (ii) the Shares and/or Selling Securityholder Shares shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Shares or Selling Securityholder Shares, as applicable, against payment of the consideration in the case of Shares issued by the Company fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, and if Shares are issued pursuant to Warrants or Units, as contemplated by the terms thereof and of the agreements relating thereto, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Shares and Selling Securityholder Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.	When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and authorized by all necessary corporate action of the Company, (ii) an amendment to the Amended and Restated Certificate of Incorporation fixing and determining the terms of the Preferred Stock have been filed with and accepted by the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.	When (i) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (ii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iii) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	When (i) the terms of the issuance and sale of the Depositary Shares shall have been duly authorized by all necessary corporate action of the Company, (ii) the number of Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company’s Amended and Restated Certificate of Incorporation the Company and (iii) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Shares will be validly issued, fully paid and non-assessable.

6.	When (i) the terms of the issuance and sale of the Units shall have been duly authorized by all necessary corporate action of the Company, (ii) the number of Units constituting Preferred Stock or Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock or Depositary Shares, as applicable, authorized to be issued by the Company’s Amended and Restated Certificate of Incorporation and (iii) the Units have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Units will be validly issued, fully paid and non-assessable.

Our opinions set forth in paragraphs (1) and (4) above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We have assumed that the execution and delivery of, and the performance of its obligations under, the Debt Securities and the Warrants does not and will not: (A) require any consent or approval of or registration or filing with, or any other action by, any governmental authority or (B) violate or conflict with, result in a breach of, or constitute a default under (1) any agreement or instrument to which the Company, or any of its affiliates is a party or by which the Company or any of its affiliates or any of its properties may be bound, (2) any approval of, or registration with, any governmental authority that may be applicable to the Company, or any of its affiliates or any of its properties, (3) any judgment, decree or order that may be applicable to the Company, or any of its affiliates or any of its properties or (4) any law.

Our opinions expressed above are limited to the laws of the State of Delaware, the State of New York and the federal laws of the United States of America.

These opinions are given as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. These opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to be named in the Registration Statement as the attorneys who have passed upon legal matters in connection with the issuance of the common stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whom consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Keating Muething & Klekamp PLL